Exhibit 99.B(a)(1)

State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF BUSINESS TRUST REGISTRATION OF “THE VICTORY PORTFOLIOS”, FILED IN THIS OFFICE ON THE TWENTY—FIRST DAY OF DECEMBER, A.D. 1995, AT 12:45 O’CLOCK P.M.

	/s/ Edward J. Freel
	Edward J. Freel, Secretary of State

2574366 8100	AUTHENTICATION:	7762989

950303372	DATE:	12-21-95

CERTIFICATE OF TRUST

This Certificate of Trust of the Victory Portfolios (the “Trust”), dated December 6, 1995, is being duly executed and filed by Robert G.Brown, Edward P. Campbell, Harry Gazelle, Thomas F. Morrissey, Stanley I. Landgraf, Leigh A. Wilson and H. Patrick Swygert, as trustees of the Trust, to form a business trust under the Delaware Business Trust Act (12 Del. C. § 3801, et seq,).

1.                   Name. The name of the business trust formed hereby is The Victory Portfolios.

2.                   Registered Agent. The business address of the registered office of the Trust in the State of Delaware is 1201 North Market Street in the City of Wilmington, County of New Castle, 19801. The name of the Trust’s registered agent at such address is Delaware Corporation Organizers, Inc.

3.                   Effective Date. This Certificate of Trust shall be effective upon the date and time of filing.

4.                   Series Trust. Notice is hereby given that pursuant to Section 3804 of the Delaware Business Trust Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only and not against the assets of the Trust generally. The Trust is, or will become prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940, as amended.

IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

/s/ Robert G. Brown
Robert G. Brown
as Trustee and not individually

/s/ Edward P. Campbell
Edward P. Campbell
as Trustee and not individually

/s/ Harry Gazelle
Harry Gazelle
as Trustee and not individually

/s/ Thomas F. Morrissey
Thomas F. Morrissey
as Trustee and not individually

/s/ Stanley I. Landgraf
Stanley I. Landgraf
as Trustee and not individually

/s/ Leigh A. Wilson
Leigh A. Wilson
as Trustee and not individually

/s/ H. Patrick Swygert
H. Patrick Swygert
as Trustee and not individually